Exhibit 10.1
$200,000,000
ATLAS ENERGY OPERATING COMPANY, LLC
ATLAS ENERGY FINANCE CORP.
12.125% Senior Notes due 2017
Underwriting Agreement
July 13, 2009
Each of the Underwriters listed in
in Schedule 1 hereto with
J.P. Morgan Securities Inc.
As Representative of the
   several Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Atlas Energy Operating Company, LLC, a Delaware limited liability company (the “Company”), and Atlas Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), propose to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of their 12.125% Senior Notes due 2017 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of July 16, 2009, as supplemented and amended by a supplemental indenture to be dated July 16, 2009 (as so supplemented and amended, the “Indenture”) among the Issuers, Atlas Energy Resources, LLC, the parent of the Company (“Holdings”) and the other guarantors listed in Schedule 2 hereto (together with Holdings, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”).
     The Issuers and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Issuers and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the

“Securities Act”), a registration statement on Form S-3 (File No. 333-160483), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (as so amended) before it became effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Issuers have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated July 13, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     2. Purchase of the Securities by the Underwriters.
     (a) The Issuers agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (x) 95.866% of the principal amount thereof plus (y) the accrued and unpaid interest, if any, from July 16, 2009 to the Closing Date (as defined below). The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. The public offering price is not in excess of the price recommended by Citigroup Global Markets Inc. acting in its capacity as a “qualified independent underwriter” within the meaning of Rule 2720 (“Rule 2720”) of the Conduct Rules of the Financial Industry Regulatory Authority (the “FINRA”).

     (b) The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Issuers acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel llp at 10:00 A.M., New York City time, on July 16, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     (e) The Issuers and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Underwriters of the Issuers, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers or the Guarantors.
     3. Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.
     (c) Issuer Free Writing Prospectus. The Issuers (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, filed prior to the first use of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration

Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Holdings and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of Holdings and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of Holdings included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of Holdings or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Holdings on any class of capital stock, or any material adverse change, or any development which has or could reasonably be expected to have a Material Adverse Effect (as defined below); (ii) neither Holdings nor any of its subsidiaries has entered into any transaction or agreement that is material to Holdings and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Holdings and its subsidiaries taken as a whole; and (iii) neither Holdings nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. Holdings and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of Holdings and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). Holdings does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.
     (i) Capitalization. Holdings has the capitalization as set forth in each of the Registration Statement, Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock or other equity interests or other interests (including limited liability company interests) of each subsidiary of Holdings have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Holdings, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens in favor of JPMorgan Chase Bank, N.A., as collateral agent for the benefit of the secured parties under the Company’s senior secured credit agreement dated as of June 29, 2007, as amended, and related security documents (the “Credit Documents”), and all capital contributions required in respect of such limited liability company interests have been paid in full. Finance Corp. has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Securities. Its only assets are its nominal capitalization of $1.00.
     (j) Due Authorization. Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantees and the Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder and under the Indenture; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) The Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of each Issuer and each Guarantor enforceable against each Issuer and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
     (l) The Securities and the Guarantees. The Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors.
     (n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (o) No Violation or Default. Neither Holdings nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound or to which any of the property or assets of Holdings or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No Conflicts. The execution, delivery and performance by each of the Issuers and each of the Guarantors of the Indenture and each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Indenture and the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound or to which any of the property or assets of Holdings or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Holdings or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the performance by the Issuers and Guarantors of the Indenture and the execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Indenture, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Holdings or any of its subsidiaries is or may be a party or to which any property of Holdings or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to Holdings or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the best knowledge of any of the Issuers and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or by others.
     (s) Independent Accountants. Grant Thornton LLP, who have audited certain financial statements of Holdings and its subsidiaries, and DTE Gas & Oil Company and its subsidiaries, are independent public accountants with respect to Holdings and its subsidiaries, and DTE Gas & Oil Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (t) Title to Real and Personal Property. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, Holdings and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of Holdings and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those (i) that do not materially interfere with the use made and proposed to be made of such property by Holdings and its subsidiaries, (ii) pursuant to the Credit Documents or (iii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (u) Title to Intellectual Property. Holdings and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and Holdings and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.
     (v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among Holdings or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of Holdings or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.
     (w) Investment Company Act. Neither Holdings nor any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (x) Taxes. Holdings and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Holdings or any of its subsidiaries or any of their respective properties or assets.
     (y) Licenses and Permits. Holdings and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither Holdings nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not have a Material Adverse Effect.
     (z) No Labor Disputes. Neither Holdings nor any of its subsidiaries has any employees and, to the best knowledge of the Issuers and each of the Guarantors, no labor disturbance by or dispute with employees of Atlas Energy Management, Inc. exists or, is contemplated or threatened and neither Issuer nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of Atlas Energy Management, Inc., Holdings or any of Holdings’ subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.
     (aa) Compliance With Environmental Laws. (i) Holdings and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Holdings or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against Holdings or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) Holdings and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect and (z) none of Holdings and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (bb) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Holdings or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither Holdings nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (cc) Disclosure Controls. Holdings and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) sufficient to provide reasonable assurance that information required to be disclosed by Holdings in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Holdings’ management as appropriate to allow timely decisions regarding required disclosure. Holdings and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

     (dd) Accounting Controls. Holdings and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Holdings and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in Holdings’ internal controls.
     (ee) Insurance. Holdings and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in their respective businesses; and neither Holdings nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (ff) No Unlawful Payments. Neither Holdings nor any of its subsidiaries nor, to the best knowledge of the Issuers and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of Holdings or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (gg) Compliance with Money Laundering Laws. The operations of Holdings and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving

Holdings or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Holdings, threatened.
     (hh) Compliance with OFAC. None of Holdings, any of its subsidiaries or, to the knowledge of Holdings, any director, officer, agent, employee or affiliate of Holdings or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and Holdings will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ii) No Restrictions on Subsidiaries. No subsidiary of Holdings is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or distributions to Holdings, from making any other distribution on such subsidiary’s capital stock, from repaying to Holdings any loans or advances to such subsidiary from Holdings or from transferring any of such subsidiary’s properties or assets to Holdings or any other subsidiary of Holdings.
     (jj) No Broker’s Fees. Neither Holdings nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (kk) No Registration Rights. No person has the right to require Holdings or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
     (ll) No Stabilization. Neither of the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (mm) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (oo) Statistical and Market Data. Nothing has come to the attention of the Issuers that has caused the Issuers to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (pp) Engineers; Reserve Report. The information described in the Registration Statement, the Time of Sale Information and the Prospectus regarding the estimated proved reserves of the Issuers and their respective subsidiaries is based on the report generated by Wright and Company, Inc., as independent petroleum engineers with respect to Holdings and its respective subsidiaries (the “Engineer”). The information underlying the estimates of the reserves of the Issuers and their respective subsidiaries supplied by the Issuers to the Engineer, for the purposes of preparing the reserve reports of the Issuers and their respective subsidiaries referenced in the Registration Statement, the Time of Sale Information and the Prospectus (the “Reserve Report”), was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Engineer were prepared in good faith and with a reasonable basis; the information provided to the Engineer for purposes of preparing the Reserve Report was prepared in all material respects in accordance with customary industry practices; the Engineer was, as of the date of the Reserve Report prepared by it, and is, as of the date hereof, independent petroleum engineer with respect to Holdings and its subsidiaries; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Issuers and the Guarantors are not aware of any facts or circumstances that would result in a material decline in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Information and the Prospectus and as reflected in the Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the Reserve Report comply in all material respects with the Securities Act.
     (qq) Sarbanes-Oxley Act. There is and has been no failure on the part of Holdings or any of Holdings’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), to the extent applicable, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (rr) Status under the Securities Act. None of Holdings or the Issuers are ineligible issuers, and Holdings is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

     4. Further Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:
     (a) Required Filings. The Issuers will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. Holdings or the Issuers will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Issuers will deliver, without charge, (i) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuers will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus

has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuers will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the

Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
     (g) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Issuers nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Issuers will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of Holdings occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, neither Holdings nor any its affiliates will, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year.
     (j) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.
     (k) No Stabilization. Neither the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Record Retention. The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement and any press release issued by the Issuers) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Issuers.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuers if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Issuers and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of each of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by Holdings or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by Holdings or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuers and of each Guarantor who has specific knowledge of the Issuers’ or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that each of the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct and that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Grant Thornton LLP shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Reserve Engineer Letter. The Underwriters shall have received a letter, dated the Closing Date and addressed to the Underwriters, from Wright and Company, Inc., an independent petroleum engineering firm with respect to Holdings and/or its subsidiaries, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters.
     (h) Opinion and 10b-5 Statement of Counsel for the Issuers. Ledgewood, P.C., counsel for the Issuers and the Guarantors, shall have furnished to the Representative, at the request of the Issuers and the Guarantors, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.
     (i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel llp, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Issuers and each of the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
     (l) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. Each of the Issuers and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), such Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use therein.

     (b) Indemnification of the Issuers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the third sentence of the sixth paragraph and the first, second and third sentences of the tenth paragraph under the caption “Underwriting” in the Prospectus Supplement.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Issuers and the Guarantors shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities bear to the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) The Issuers and the Guarantors hereby confirm their engagement of the services of Citigroup Global Markets Inc. as, and Citigroup Global Markets Inc. hereby confirms its agreement with the Issuers and the Guarantors to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 with respect to the offering and sale of the Securities. The Issuers and the Guarantors also agree, jointly and severally, to indemnify and hold harmless Citigroup Global Markets Inc., its affiliates, directors and officers and each person, if any, who controls Citigroup Global Markets Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of Citigroup Global Market Inc.’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Securities, or if the indemnification provided for in this Section is unavailable or insufficient to hold harmless Citigroup Global Markets Inc., then the Issuers and the Guarantors shall contribute, jointly and severally, to the amount paid or payable by Citigroup Global Markets Inc. as a result of the losses, claims, damages or liabilities, based on the factors described in Section 7(d) above.
     (g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the

Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     9. Defaulting Underwriter.
     (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers, except that the Issuers will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and each of the Guarantors jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’ and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors (including 50% of the expense of any chartered aircraft jointly used).
     (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters), each of the Issuers and each of the Guarantors jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon (i) the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and (ii) the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors or the Underwriters.

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     14. Miscellaneous.
     (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212)-270-1063); Attention: Lawrence Landry. Notices to the Issuers and the Guarantors shall be given to them at Atlas Energy Operating Company, LLC, 1550 Corapolis Heights Road, Second Floor, Moon Township, Pennsylvania 15108 (fax: (412) 262-2820; Attention: Lisa Washington), with a copy to Ledgewood, P.C., Attention: Lisa A. Ernst, 1900 Market Street, Philadelphia, Pennsylvania 19103 (fax: (215) 735-2513; Attention: Lisa A. Ernst).
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, ATLAS ENERGY OPERATING COMPANY, LLC
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

ATLAS ENERGY FINANCE CORP.
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

ATLAS ENERGY RESOURCES, LLC
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

THE ENTITIES LISTED ON SCHEDULE 4 HERETO
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

[Underwriting Agreement]

Accepted: July 13, 2009
J.P. MORGAN SECURITIES INC.
   For itself and on behalf of the
   several Underwriters listed
   in Schedule 1 hereto.

By:
Name:
Title:
[Underwriting Agreement]

Accepted: July 13, 2009
CITIGROUP GLOBAL MARKETS INC.
In its capacity as Qualified Independent
Underwriter

By:
Name:
Title:

By:
Name:
Title:
[Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$100,000,000.00
Wells Fargo Securities, LLC	$46,000,000.00
Banc of America Securities LLC	$14,000,000.00
RBC Capital Markets Corporation	$8,000,000.00
BNP Paribas Securities Corp.	$8,000,000.00
BBVA Securities Inc.	$4,000,000.00
BMO Capital Markets Corp.	$4,000,000.00
Calyon Securities (USA) Inc.	$4,000,000.00
Citigroup Global Markets Inc.	$4,000,000.00
RBS Securities Inc.	$4,000,000.00
Scotia Capital (USA) Inc.	$4,000,000.00
Total	$200,000,000.00

Schedule 2
Guarantors
AER PIPELINE CONSTRUCTION, INC.
AIC, LLC
ATLAS AMERICA, LLC
ATLAS GAS & OIL COMPANY, LLC
ATLAS NOBLE LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY MICHIGAN, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS RESOURCES, LLC
REI-NY, LLC.
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC
WESTSIDE PIPELINE COMPANY LLC

Schedule 3
Subsidiaries of Atlas Energy Resources, LLC (“Holdings”)

	Jurisdiction of Incorporation	Assumed Names Under Which
Name of Subsidiary	or Organization	Subsidiary Does Business
ATLAS ENERGY OPERATING COMPANY, LLC	Delaware	None
ATLAS ENERGY FINANCE CORP.	Delaware	None
AER PIPELINE CONSTRUCTION, INC.	Delaware	None
AIC, LLC	Delaware	None
ANTHEM SECURITIES, INC.	Pennsylvania	None
ATLAS AMERICA, LLC	Pennsylvania	Atlas Energy Resources, LLC (in Ohio)
Atlas Energy Resources (in West Virginia and Tennessee)
ATLAS ENERGY INDIANA, LLC	Indiana	None
ATLAS ENERGY MICHIGAN, LLC	Delaware	None
ATLAS ENERGY OHIO, LLC	Ohio	None
ATLAS ENERGY TENNESSEE, LLC	Pennsylvania	None
ATLAS GAS & OIL COMPANY, LLC	Michigan	None
ATLAS NOBLE LLC	Delaware	None
ATLAS RESOURCES, LLC	Pennsylvania	Atlas Energy Resources (in West Virginia and Tennessee)
REI-NY, LLC.	Delaware	None
RESOURCE ENERGY, LLC	Delaware	Atlas Energy Resources (in New York)
RESOURCE WELL SERVICES, LLC	Delaware	None
VIKING RESOURCES, LLC	Pennsylvania	None
WESTSIDE PIPELINE COMPANY LLC	Michigan	None

Schedule 4
AER PIPELINE CONSTRUCTION, INC.
AIC, LLC
ATLAS AMERICA, LLC
ATLAS GAS & OIL COMPANY, LLC
ATLAS NOBLE LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY MICHIGAN, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS RESOURCES, LLC
REI-NY, LLC.
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC
WESTSIDE PIPELINE COMPANY LLC

ANNEX A
[Form of Opinion of Counsel for the Issuers and the Guarantors]
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuers or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.
     (b) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.
     (c) Holdings and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
     (d) Holdings has capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests or other interests (including limited liability company interests) of each subsidiary of Holdings have been duly and validly authorized and issued, are fully paid and non-assessable, and all capital contributions in respect of such limited liability company interests have been paid in full.
     (e) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (f) The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of each of the Issuers and each of the

Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
     (g) The Securities have been duly authorized, executed and delivered by each of the Issuers and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in this Agreement, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (h) This Agreement has been duly authorized, executed and delivered by the Issuers.
     (i) Each Transaction Document and the Indenture conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.
     (j) The execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound or to which any of the property or assets of Holdings or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Holdings or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by each of the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (l) To the best knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Holdings or any of its subsidiaries is or may be a party or to which any property of Holdings or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to Holdings or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of such counsel, contemplated by any governmental or regulatory authority or threatened by others.
     (m) The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the heading “Certain Federal Income Tax Considerations”, and the statements incorporated by reference in the Preliminary Prospectus and the Prospectus from Item 3 of Part I of Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.
     (n) Neither Holdings nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
     (o) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Issuers prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     (p) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     Such counsel shall also state that they have participated in conferences with representatives of the Issuers and with representatives of their independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale

Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Issuers and the Guarantors and public officials that are furnished to the Underwriters.
     The opinion of Ledgewood, P.C. described above shall be rendered to the Underwriters at the request of the Issuers and shall so state therein.

ANNEX B
Time of Sale Information
Issuer Free Writing Prospectus containing the terms of the Securities and other information, substantially in the form of Annex C.

ANNEX C
Pricing Term Sheet
Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated July 13, 2009
(to Prospectus dated July 8, 2009)
Registration No. 333-160483
July 13, 2009
ATLAS ENERGY OPERATING COMPANY, LLC
ATLAS ENERGY FINANCE CORP.

Pricing Supplement
Pricing Supplement dated July 13, 2009 to Preliminary Prospectus Supplement dated July 13, 2009 of Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuers	Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp.

Guarantors	Atlas Energy Resources, LLC, AER Pipeline Construction, Inc., AIC,
LLC, Atlas America, LLC, Atlas Gas & Oil Company, LLC, Atlas Noble LLC, Atlas Energy Indiana, LLC, Atlas Energy Michigan, LLC, Atlas Energy Ohio, LLC, Atlas Energy Tennessee, LLC, Atlas Resources, LLC, REI-NY, LLC., Resource Energy, LLC, Resource Well Services, LLC, Viking Resources, LLC and Westside Pipeline Company LLC

Title of Security	12.125% Senior Notes due 2017

Aggregate Principal Amount	$200,000,000

Maturity	August 1, 2017

Public Offering Price	98.116%, plus accrued interest, if any, from July 16, 2009

Coupon	12.125%

Yield to Maturity	12.500%

Spread to Treasury	+932 bps

Benchmark	UST 4.75% due August 15, 2017

Interest Payment Dates	February 1 and August 1 of each year, beginning on February 1, 2010

Record Dates	January 15 and July 15

Optional Redemption	On and after August 1, 2013, we may redeem all or, from time to time, a part of the notes at the following redemption prices (expressed as a percentage of principal amount of the notes), plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2013	106.063%
2014	103.031%
2015 and thereafter	100.000%

In addition, at any time and from time to time prior to August 1, 2013, the Company may at its option redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium, using a discount rate of Treasuries plus 0.50%.

Optional Redemption with Equity Proceeds
Prior to August 1, 2012, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes with the net cash proceeds from certain equity offerings at a redemption price of 112.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control	101%, plus accrued and unpaid interest, if any.

Gross Proceeds	$196,232,000

Underwriting Discount	2.250% per note, $4,500,000 in the aggregate

Net Proceeds to Issuers before Expenses	$191,732,000

Approximate Net Proceeds to Issuers after Estimated Expenses	$190,882,000

Use of Proceeds	Pay down a portion of the outstanding borrowings under the Revolving Credit Facility of Atlas Energy Operating Company, LLC.

Trade Date	July 13, 2009

Settlement Date	July 16, 2009 (T+3)

Ratings[1]	B3/B+

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Joint Book-Running Managers	J.P. Morgan Securities Inc. Wells Fargo Securities, LLC Banc of America Securities LLC RBC Capital Markets Corporation

Co-Managers	BNP Paribas Securities Corp. BBVA Securities Inc. BMO Capital Markets Corp. Calyon Securities (USA) Inc. Citigroup Global Markets Inc. RBS Securities Inc. Scotia Capital (USA) Inc.

Allocation

Principal Amount of
Name	Notes to be Purchased
J.P. Morgan Securities Inc.	$100,000,000
Wells Fargo Securities, LLC	46,000,000
Banc of America Securities LLC	14,000,000
RBC Capital Markets Corporation	8,000,000
BNP Paribas Securities Corp.	8,000,000
BBVA Securities Inc.	4,000,000
BMO Capital Markets Corp.	4,000,000
Calyon Securities (USA) Inc.	4,000,000
Citigroup Global Markets Inc.	4,000,000
RBS Securities Inc.	4,000,000
Scotia Capital (USA) Inc.	4,000,000

Denominations	$2,000 and integral multiples of $1,000

CUSIP/ISIN Numbers	CUSIP: 049302AE2 ISIN: US049302AE22

Listing	None

Form of Offering	SEC Registered (Registration No. 333-160483)

Additional Information:	The following changes will be made to the Preliminary Prospectus Supplement. Other information (including financial information) is deemed to have changed to the extent affected by the changes described below.

The last sentence of the risk factor entitled “The notes offered hereby and the related guarantees will be unsecured and effectively subordinated to our and the guarantors’ existing and future secured indebtedness” on page S-20 of the Preliminary Prospectus Supplement is hereby amended and shall read in its entirety as follows:

As of March 31, 2009, after giving effect to the issuance of the notes offered hereby and the contemplated use of proceeds, the notes and the guarantees would have been effectively subordinated to $347.1 million of senior secured indebtedness under our credit facility and we would have been able to incur an additional $251.8 million of indebtedness under our credit facility on such date, subject to compliance with financial covenants in the credit facility, all of which would have also been effectively senior to the notes and the guarantees.

The “Capitalization” section on page S-38 of the Preliminary Prospectus Supplement will be updated to reflect the following changes ($ in thousands):

Credit facility (2)	$347,118
12.125% notes offered hereby	200,000
Total debt	947,118
Total capitalization	$2,051,570

(1) For purposes of the “As adjusted” column, the amount outstanding under our credit facility has been reduced by the net proceeds of $190.9 million from this offering.

(2) The credit facility’s $650.0 million borrowing base will be reduced by 25% of the aggregate stated principal amount of the notes offered hereby, or $50.0 million, to $600.0 million as a result of this offering. Approximately $251.8 million is expected to be available for additional borrowing after application of the net proceeds of this offering and approximately $1.1 million of letters of credit outstanding. As of June 30, 2009, we had $456.0 million of indebtedness outstanding under our credit facility and approximately $1.1 million of letters of credit outstanding.

(4) The recorded amount of the notes offered hereby will be reduced by approximately $3.8 million to reflect the original issue discount.

The second paragraph under “Description of the notes — Guarantees” on page S-45 of the Preliminary Prospectus Supplement is hereby amended and shall read in its entirety as follows:

As of March 31, 2009, on an as adjusted basis and after giving effect to this offering, the application of net proceeds from this offering and as more fully described under “Use of proceeds,” outstanding Indebtedness of the Guarantors would have been $947.1 million, of which $347.1 million would have been secured.

FREE WRITING PROSPECTUS LEGEND
ATLAS ENERGY OPERATING COMPANY, LLC AND ATLAS ENERGY FINANCE CORP. HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS AND PROSPECTUS SUPPLEMENT) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT) IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS ATLAS ENERGY OPERATING COMPANY, LLC AND ATLAS ENERGY FINANCE CORP. HAVE FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT ATLAS ENERGY OPERATING COMPANY, LLC, ATLAS ENERGY FINANCE CORP. AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, ATLAS ENERGY OPERATING COMPANY, LLC, ATLAS ENERGY FINANCE CORP., THE UNDERWRITERS OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AND APPLICABLE PROSPECTUS SUPPLEMENT IF YOU REQUEST THEM FROM: J.P. MORGAN SECURITIES INC., 270 PARK AVENUE, FLOOR 5, NEW YORK, NEW YORK 10017 OR BY CALLING (212) 270-1477; WELLS FARGO SECURITIES, LLC, ATTN: HIGH YIELD SYNDICATE—DEANNA DEEP, 301 S. COLLEGE ST. 0608, CHARLOTTE, NC 28202 OR BY CALLING (704) 715-0540; BANC OF AMERICA SECURITIES LLC, ATTENTION: PROSPECTUS DEPARTMENT, 100 WEST 33RD STREET, 3RD FLOOR, NEW YORK, NY 10001 OR BY CALLING (800) 294-1322; OR RBC CAPITAL MARKETS CORPORATION, THREE WORLD FINANCIAL CENTER, 200 VESEY STREET, 9TH FLOOR, NEW YORK, NY 10281-8098 OR BY CALLING (212)
618-2207.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.